Riviera Holdings First Quarter 2004 Conference Call Set for April 20

    LAS VEGAS, April 6 /PRNewswire-FirstCall/ -- In conjunction with the release of Riviera Holdings Corporation's (Amex: RIV) first quarter financial results, the Company will hold a conference call on Tuesday, April 20, 2004 at 2 pm ET.

     What:      Riviera Holdings First Quarter 2004 Financial Results

     When:      Tuesday, April 20, 2004, 2 pm ET/ 1 pm CT/ 12 noon MT/
                11 am PT

     Where:     http://www.firstcallevents.com/service/ajwz403610774gf12.html or http://www.theriviera.com

     How: Live and rebroadcast over the Internet -- simply log onto the web at one of the above addresses

     Live call via telephone:    800-310-1961

     Replay information:         719-457-0820, code 764321 (available through
                                 April 23)

     Contact information:        Betsy Truax 208-241-3704 or Etruax@aol.com

     About Riviera Holdings:
     Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.

SOURCE  Riviera Holdings Corporation
    -0-                             04/06/2004
    /CONTACT: Duane Krohn, Treasurer and CFO of Riviera Holdings Corporation, +1-702-794-9527, or fax, +1-702-794-9442, dkrohn@theriviera.com ; or Investor
Relations, Betsy Truax of Skorpus Consulting, +1-208-241-3704, or fax, +1-208-232-5317, etruax@aol.com , for Riviera Holdings Corporation/
    /Web site: http://www.theriviera.com
               http://www.firstcallevents.com/service/ajwz403610774gf12.html /